Exhibit 23.1




                          INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference of our report dated December 9, 1999 accompanying the consolidated financial statements of Multi-Link Telecommunications, Inc. in the Form S-8 Registration Statement of Multi-Link Telecommunications, Inc.




/s/ HEIN + ASSOCIATES LLP

Denver, Colorado
June 12, 2000